                                                                Exhibit 10.20


                            SETTLEMENT AGREEMENT


     This Settlement Agreement (the "Agreement") is made this 16th day of December, 2000, by and among Conseco, Inc. ("Conseco"), Conseco
Entertainment, LLC ("Conseco LLC"), Indiana Gaming Company, L.P. the "Partnership"), The Indiana Gaming Company ("IGC"), and Argosy Gaming Company ("Argosy").

                              RECITALS

     A. Effective February 21, 1996, Conseco LLC, IGC, Centaur, Inc. ("Centaur"), and RJ Investments, Inc. ("RJ"), executed a Second Amended And Restated Agreement Of Limited Partnership (the "Partnership Agreement"). Pursuant to the Partnership Agreement, Conseco LLC, IGC, Centaur, and RJ formed the Partnership to own and operate a riverboat gaming facility in Lawrenceburg, Indiana (the "Riverboat").

     B. Pursuant to the Partnership Agreement, each limited partner has the right, within its sole discretion at anytime after the third anniversary of the commencement of gaming operations by the Partnership, to liquidate its interest in the Partnership in the manner provided by such Partnership Agreement.

     C. On April 28, 2000, Conseco LLC properly issued notice to the other partners that it intended to liquidate its interest in the Partnership.

     D. On June 14, 2000, Conseco LLC commenced a civil action against the Partnership, IGC, Centaur and RJ in Tippecanoe Superior Court No. 1, under Cause No. 79D01-0006-CP-235, seeking to enforce certain rights under the Partnership Agreement (the "Tippecanoe County Action").

     E. On September 5, 2000, IGC commenced a civil action against Conseco LLC, Centaur and RJ in the Circuit Court of the Third Judicial Circuit of Madison County,

Illinois, under Cause No. 00-MR-411, seeking to enforce certain rights under the Partnership Agreement (the "Madison County Action").

     F. On October 17, 2000, Conseco commenced a civil action against the Partnership, IGC, Argosy, Centaur and RJ in Hamilton Superior Court No. 1, under Cause No. 29D01-0010-CP-653, seeking damages and injuctive relief for alleged interference with certain contracts, interference with business relations, and abuse of process (the "Hamilton County Action").

     G. On December 16, 2000, Conseco, Conseco LLC, the Partnership, IGC, and Argosy participated in a mediation before John W. Whiteleather, Jr., mediator. As a result of that mediation process, the parties have agreed to resolve their dispute regarding the valuation of and purchase of Conseco
LLC's interest and to forever set at rest any and all claims, disputes, demands, liabilities, and actions among them that arise out of or relate in any manner to the claims asserted in the Tippecanoe County Action, the Madison County Action, or the Hamilton County Action.

     H. The parties to this Agreement desire that the Tippecanoe County Action, the Madison County Action and the Hamilton County Action, and all disputes presently existing among them relating to those actions, be immediately settled and that the parties be spared the trouble and expense of further litigation.

                                   AGREEMENT

     In consideration of the matters set forth in the Recitals, the terms of this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Conseco, Conseco LLC, the Partnership, IGC, and Argosy agree as follows:

     1. DISMISSAL OF THE ACTIONS. As soon as practicable after the execution of the Partnership Purchase and Sale Agreement referred to in paragraph 2, Conseco, Conseco LLC, the Partnership, IGC, and Argosy, by and through their respective attorneys, shall sign and file stipulations of dismissal with prejudice of the Tippecanoe County Action, the Madison County Action, and any related appellate proceedings, with each party therein to bear its own costs and attorneys' fees. The parties to this Agreement also agree to execute and file any additional documents that may be necessary to effectuate the dismissal with prejudice of the Tippecanoe County Action, the Madison County Action, and any related appellate proceedings.

     2. PAYMENT TO CONSECO, INC. AND TRANSFER OF CONSECO LLC'S INTEREST. On or before December 22, 2000, the parties shall execute an agreement for the sale of Conseco LLC's interest in the partnership to IGC ("Partnership Purchase and Sale Agreement") with the purchase price equaling the Settlement/Purchase Amount and with customary representations, warranties, and covenants, and including the purchase terms as provided in this Agreement. IGC and Argosy agree that on or before March 1, 2001, Argosy and IGC shall pay to Conseco the total amount of Two Hundred Sixty Million Dollars ($260,000,000.00) (the "Settlement/Purchase Amount"). Upon receipt of the Settlement/Purchase Amount by Conseco, Conseco LLC shall execute and deliver to Argosy and IGC any documents that may be necessary to effectuate the transfer of

Conseco LLC's interest in the Partnership to IGC as called for by the Partnership Purchase and Sale Agreement. On or before December 22, 2000, the Partnership, IGC and Argosy shall immediately execute and deliver to Conseco an agreed judgment in the Hamilton County Action in favor of Conseco and against the Partnership, IGC and Argosy in the amount of the Settlement/Purchase Amount. Conseco shall not file the agreed judgment unless it does not receive the Settlement/Purchase Amount on or before March 1, 2001. On or before December 22, 2000, Conseco LLC shall execute and deliver to IGC and Arogsy an agreed judgment in the Hamilton County Action in favor of IGC and Argosy and against Conseco LLC requiring Conseco LLC to specifically perform the terms of this Agreement and the Partnership Purchase and Sale Agreement. Conseco LLC agrees to be subject to the jurisdiction of the Hamilton Superior Court in the Hamilton County Action. IGC and Argosy shall not file the agreed judgment unless Conseco LLC fails to convey its interest in the Partnership by March 1, 2001, pursuant to the Partnership Purchase and Sale Agreement. The Hamilton County Action will be stayed until March 2, 2001. If the Settlement/Purchase Amount is received by Conseco and Conseco LLC conveys its interest in the Partnership by March 1, 2001, the parties shall file a stipulation of dismissal with prejudice of the Hamilton County Action.

     3. NO ADMISSION. The parties to this Agreement acknowledge that this Agreement constitutes a compromise and settlement of disputed claims, that all of the parties to this Agreement deny and continue to deny any liability for any and all claims asserted against them, and that this Agreement and the actions taken pursuant to this Agreement do not constitute any acknowledgment or admission on the part of any party of any liability or a precedent upon which any liability may be asserted.

     4. EFFECT ON PARTNERSHIP AGREEMENT. Except as otherwise specifically provided in this Agreement, nothing in this Agreement shall affect any rights or obligations of the parties under the Partnership Agreement, including but not limited to Conseco LLC's rights to receive payments under the Partnership Agreement.

     5. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

     6. GOVERNING LAW AND JURISDICTION. The terms and conditions of this Agreement and the parties' obligations hereunder shall be construed under and be governed by the internal laws of Indiana, without regard to the principles of choice of law. The parties also stipulate and agree that any and all disputes arising out of this Agreement shall be litigated, if at all, exclusively in the Hamilton Superior Court, State of Indiana, and all parties consent and stipulate to the jurisdiction and venue of the Hamilton Superior Court.

     7. ATTORNEYS' FEES. In the event that any party files an action to enforce any terms of the Agreement, the prevailing party in that action shall be entitled to recover its reasonable attorneys' fees, costs and expenses incurred in litigating the claims arising out of this Agreement.

     8. ENTIRE AGREEMENT. This Agreement and the Partnership Purchase and Sale Agreement will contain the entire agreement of the parties with respect to the settlement of the Tippecanoe County Action, the Madison County Action and the Hamilton County Action. No party has relied on representations or promises of any other party to execute this Agreement other than the representations and promises contained in this Agreement.

     9. CAPTIONS. The captions in this Agreement are for convenience and identification purposes only, are not integral parts of this Agreement, and are not to be considered in the interpretation of any part of this Agreement.

     10. NEGOTIATED AGREEMENT: CONSTRUCTION. This Agreement is the result of negotiations among the parties. This Agreement, and no party shall be deemed to be the drafter of this Agreement. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any party.

     11. AUTHORITY TO EXECUTE. Each party and each person signing below represents and warrants to all other parties that they have full authority and capacity to execute and enter into this Agreement. Each party further represents and warrants to all other parties that it has not assigned to any person or entity all or any portion of any claim identified in paragraphs 1 and 2 above.

     12. ADVICE OF COUNSEL. Each party to this Agreement has been represented by legal counsel of its own choice in the negotiation of the compromise and settlement provided for in this Agreement, and each party has freely decided to enter into this Agreement after receiving advice from its own legal counsel about the legal effect of this Agreement.

     13. CONFIDENTIALITY. The parties agree that they will not disclose the terms of this Agreement to any third parties before 10:30 a.m., Carmel, Indiana, time on December 19, 2000.

     14. REGULATORY APPROVAL. Conseco and Conseco LLC agree that they will cooperate with the Partnership, IGC and Argosy in obtaining any required regulatory approval of the sale of Conseco LLC's interest in the Partnership to IGC. However, the obligation of Argosy and IGC to pay the Settlement/Purchase Amount to Conseco is not contingent on obtaining any regulatory approval. Upon payment of the Settlement/Purchase Amount, Conseco LLC shall immediately transfer its partnership interest in the manner provided in paragraph 2, above.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        CONSECO, INC.

                                        By      /s/ David K. Herzog
                                            ----------------------------------
                                        Title   EXECUTIVE VICE PRESIDENT
                                               -------------------------------

                                        CONSECO ENTERTAINMENT, LLC.

                                        By      /s/ Andrew Hubregsen
                                            ----------------------------------
                                        Title   GENERAL MANAGER
                                               -------------------------------

                                        INDIANA GAMING COMPANY, L.P.

                                        By      /s/ James B. Perry
                                            ----------------------------------
                                        Title   PARTNER
                                               -------------------------------

                                        THE INDIANA GAMING COMPANY

                                        By      /s/ James B. Perry
                                            ----------------------------------
                                        Title   PRESIDENT
                                               -------------------------------

                                        ARGOSY GAMING COMPANY

                                        By      /s/ James B. Perry
                                            ----------------------------------
                                        Title   PRESIDENT & CEO
                                               -------------------------------

APPROVED                              APPROVED

/s/ THOMAS G. STAYTON                 /s/ DAVID C. CAMPBELL
-----------------------------         ----------------------------------
Thomas G. Stayton                     David C. Campbell
Baker & Daniels                       Bingham Summers Welsh & Spilman
300 North Meridian Street             2700 Market Tower
Suite 2700                            10 West Market Street
Indianapolis, IN 46204                Indianapolis, IN 46204-4900

Attorneys for Conseco, Inc.           Attorneys for Indiana Gaming Company, L.P.
                                      The Indiana Gaming Company, and Argosy
                                      Gaming Company

APPROVED

/s/ SCOTT A. WEATHERS
-----------------------------
Scott A. Weathers
Huffer & Weathers
151 N. Delaware Street
1510 Market Square Center
Indianapolis, IN 46204

Attorneys for Conseco Entertainment, LLC




MEDIATOR;

/s/ JOHN W. WHITELEATHER, JR.
-----------------------------
John W. Whiteleather, Jr.
BLOOM GAGE GATES &
WHITELEATHER
119 South Main Street
P.O. Box 897
Columbia City, IN 46725-0405